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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)       Filed By:

          Keith C. Moore              and    -----------------------------
-------------------------------------     --------------------------------------
Name of Incorporator or Director            Name of Incorporator or Director

certify that:

          1. They constitute at least two-thirds of the original incorporators of Environmental Solutions Now!
_____, a Nevada corporation.

          2. The original Articles were filed in the Office of the Secretary of State on 11/18/96

_____.

          3. As of the date of this certificate, no stock of the corporation has been issued.

          4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

          Article(s) ONE is/are amended to read as follows:

          NAME. The name of the Corporation is SUCCESS DEVELOPMENT GROUP., INC.



        FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     FEB 28 1999
    No. C23734-96
DEAN HELLER, SECRETARY OF STATE


     State of CALIFORNIA                )
                                        )SS.
    County of ORANGE                    )

          On this 2/20/99 day of _________, 1999, personally appeared before me, a Notary Public, KEITH C. MOORE and ____________, who acknowledged that he executed the above instrument.

      (Notary Stamp or Seal)

                                                  /s/ Jerald Guberman
                                                  ------------------------------
        [Notary Stamp here]                          Signature of Notary